EXHIBIT 10.4
AMENDED AND RESTATED
REVOLVING LINE OF CREDIT AGREEMENT
     This Amended and Restated Revolving Line of Credit Agreement (this “Agreement”) is made as of November 15, 2005 by and between General Finance Corporation, a Delaware corporation (“Borrower”), and Ronald Valenta (“Lender”), with reference to the following facts.
     (a) Borrower has been organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business (a “Business Combination”).
     (b) Borrower proposes to: (a) make a public offering (the “Public Offering”) of its securities pursuant to a registration statement (the “Registration Statement”) filed with and declared effective by the Securities and Exchange Commission (the “SEC”); (b) deposit the proceeds from the Public Offering into a trust account (the “Trust Account”) for the benefit of the purchasers of securities in the Public Offering, net of offering costs, underwriting discounts and a financial advisory fee, to be held and disbursed in accordance with the terms of the Investment Management Trust Agreement to be entered into between Borrower and Continental Stock Transfer & Trust Company as trustee (the “Trust Agreement”); and (c) utilize the funds in the Trust Account in connection with a Business Combination.
     (c) Borrower may need funds to pay costs and expenses prior to consummation of a Business Combination.
     (d) On the terms and subject to the conditions set forth in this Agreement, Lender is willing to make available to Borrower a revolving line of credit to pay certain costs and expenses that may arise prior to a Business Combination (the “Loan”).
AGREEMENT
1. The Loan
     1.1 Lender agrees to make advances to Borrower, and Borrower agrees to repay such advances, from time to time in accordance with the terms and conditions of this Agreement and the form of revolving promissory note attached hereto as Exhibit A (the “Note”); provided, however, that notwithstanding anything to the contrary in this Agreement, at no time shall the aggregate of all advances and readvances outstanding under the Loan at any time exceed $1,750,000. This Agreement and the Note are each sometimes referred to in this Agreement individually as a “Loan Document,” and are sometimes collectively referred to as the “Loan Documents.”
     1.2 Lender’s obligation to make advances shall expire upon the first to occur of the following:

          1.2.1 Upon a material breach or default of any representation, warranty or agreement of Borrower that is not cured or corrected within 20 days of notice of such breach from Lender;
          1.2.2 Upon consummation of a Business Combination;
          1.2.3 Upon notice from Lender at any time prior to the effectiveness of the Registration Statement;
          1.2.4 Two years after the effective date of the Registration Statement; and
          1.2.5 Upon the adoption of a resolution by the Board of Directors of Borrower authorizing or approving the dissolution and/or liquidation Borrower.
2. Conditions of Advances. Upon reasonable advance request from Borrower, Lender shall make advances to or as directed by Borrower, provided that each and all of the following conditions is satisfied:
     2.1 Borrower shall have executed and delivered the Note to Lender;
     2.2 The aggregate amount of outstanding advances following such advance shall not exceed $1,750,000;
     2.3 The representations and warranties of Borrower in the Loan Documents shall be true and correct in all material respects;
     2.4 Borrower shall have complied in all material respects with each of its agreements in the Loan Documents;
     2.5 Borrower shall not have terminated Lender’s employment as the Chief Executive Officer of Borrower other than for cause;
     2.6 The advances shall be used only for such purposes as are set forth in Section 4.1 of this Agreement; and
     2.7 Prior to the effectiveness of the Registration Statement, Lender consents to the advance.
3. Borrower Representations
     3.1 Borrower represents and warrants as follows:
          3.1.1 Borrower has full power and authority to execute and deliver this Agreement and the other Loan Documents to be executed and delivered by it pursuant hereto and to perform its obligations hereunder and thereunder. This Agreement and such Loan Documents constitute the valid and legally binding obligations of the Borrower and are enforceable against Borrower in accordance with their terms.

          3.1.2 Neither the execution and the delivery of the Loan Documents by Borrower, nor the consummation of the transactions contemplated by the Loan Documents, nor the borrowing by Borrower, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Borrower is subject or any provision of the Certificate of Incorporation or Bylaws of Borrower, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any entity or natural person (each, a “Person”) the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which Borrower is a party or by which it is bound or to which any of its assets are subject (or result in the imposition of any security interest upon any of its assets), in each case other than where such violation, conflict, breach, default, acceleration or creation of right would not reasonably be expected to have a material adverse effect on the ability of Borrower to repay amounts due under the Note in accordance with the terms of the Loan Documents. (a “Material Adverse Effect”).
          3.1.3 Borrower does not need to give any notice to, make any filing with, or obtain any authorization, permit, certificate, registration, consent, approval or order of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement, except whether the failure would not reasonably be expected to have a Material Adverse Effect.
          3.1.4 The conditions to the obligation of Lender to make the advance, as set forth in Section 2, shall be satisfied.
     3.2 Each and every representation and warranty made by Borrower in this Agreement shall be deemed renewed and remade upon the making of each and every advance or readvance under the Note that Lender may make.
4. Borrower Covenants. For as long as Lender shall have a commitment to make advances or there shall be any outstanding balance on the Loan, without the prior consent of Lender, Borrower shall:
     4.1 use the proceeds only for: (a) prior to the closing of the Public Offering, costs and expenses of the Offering, including legal, accounting, printing and “road show” expenses; and (b) after the Closing of the Offering, ordinary and reasonable operating costs and expenses during the period Borrower seeks to identify, investigate, negotiate and consummate a Business Combination, including Borrower’s reporting obligations with the SEC, the audit and review of Borrower’s financial statements, identifying and investigating potential targets for a Business Combination, negotiating and closing the Business Combination, legal and other professional fees and expenses, fees, salaries and compensation for directors, officers, employees, consultants and advisors, and insurance premiums;
     4.2 within three business days following the closing of the Public Offering, pay all outstanding principal and interest on the Loan and the Note outstanding as of the closing of the Public Offering to the extent such amounts were borrowed in respect of offering costs for which Borrower may utilize the funds held by it which were not deposited into the Trust Account;

     4.3 not declare or pay any dividend or distribution with respect to, or repurchase or redeem any shares of, the capital stock of Borrower, provided that this shall not prohibit payments from the Trust Account to stockholders of Borrower in accordance with the Trust Agreement;
     4.4 not engage in any business other than identifying, investigating, negotiating and closing a Business Combination;
     4.5 make any material capital expenditure or purchase any material property or asset (other than office supplies and equipment); and
     4.6 upon request of Lender, provide to Lender copies of all filings with the Securities and Exchange Commission.
5. No Recourse to Trust Account
Lender, on behalf of itself and its successors and assigns, hereby acknowledges and agrees that under no circumstance shall Lender have any right, title or interest in or to any of the funds in the Trust Account, notwithstanding the fact that such funds were received for the purchase and sale of securities of Borrower, or any funds distributed from the Trust Account other than in a Business Combination Distribution (as defined below), and that its sole recourse for repayment of any and all amounts due under the Note shall be against the assets or properties of Borrower never deposited into the Trust Account or distributed to Borrower from the Trust Account in a Business Combination Distribution. Lender hereby irrevocably waives any claim that it might have to funds in the Trust Account, and any funds distributed from the Trust Account other than in a Business Combination Distribution, at law or in equity, agrees not to make any such claim, and agrees to indemnify and hold the Company harmless from any such claim made by or on behalf of Lender. For purposes of this Section 5, a “Business Combination Distribution” means a distribution from the Trust Account in connection with the consummation of Business Combination pursuant to the Trust Agreement.
6. Events of Default. The occurrence of any of the following shall constitute an event of default (an “Event of Default”) hereunder and under each and every other Loan Document:
     6.1 The Borrower shall fail to pay any principal, interest or any other amount as and when due and payable under any Loan Document;
     6.2 Any representation or warranty which is made or deemed made in any Loan Document by the Borrower shall prove to have been incorrect or misleading in any material respect on or as of the date made or deemed made or remade;
     6.3 The Borrower shall fail to perform or observe any term, provision, covenant, or agreement contained in any Loan Document to be performed or observed by the Borrower (other than any payment obligation) and such failure shall continue more than 20 days after notice thereof from Lender;
     6.4 The Borrower shall (a) generally not, or be unable to, or admit in writing its inability to, pay its debts as such debts become due; or (b) make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of 30 days or more; or (e) by any act or omission to act indicate consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any such substantial part of its properties; or (f) suffer any such custodianship, receivership, or trusteeship for all or any substantial part of its properties; or (g) suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of 30 days or more; or
     6.5 At any time after execution and delivery of this Agreement, and for any reason at no fault of Lender, any Loan Document shall cease to be in full force and effect and enforceable in accordance with its terms, or shall be declared null and void.
7. Consequences of Default. If an Event of Default shall occur, Lender:
     7.1 shall have no further obligation to make advances under the Loan Documents; and
     7.2 may declare the Note, all interest thereon, and all other amounts payable under this Agreement and any other Loan Document to be forthwith due and payable, whereupon the Note, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower.
8. Miscellaneous Provisions
     8.1 Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, addressed to the following addresses:

If to Borrower:	General Finance Corporation
260 South Los Robles, Suite 217
Pasadena, CA 91101
Attention: Marc Perez
Facsimile: (626) 795-8090

If to Lender:	Ronald Valenta
260 South Los Robles, Suite 217
Pasadena, CA 91101
Facsimile: (818) 952-0971
     Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails (or on the seventh day if sent to or from an address outside the United States). Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.
     8.2 No Waivers; Remedies Cumulative. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.
     8.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Lender and such amendment is approved by the Board of Directors of Borrower.
     8.4 Successors and Assigns. Borrower may not assign its right or duties hereunder without the prior written consent of Lender, which consent Lender may deny, withhold or delay in its sole and absolute discretion.
     8.5 Governing Law. This Agreement has been made and entered into in the State of California and shall be construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof.
     8.6 Prior Understandings. This Agreement supersedes all prior understandings and agreements (whether written, oral or otherwise) pertaining to the subject matter hereof, and constitutes the entire agreement between the parties hereto relating to the subject matter hereof and the transactions provided for herein.
     8.7 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page. The parties shall accept facsimile signatures as the equivalent of original ones.
     8.8 Severability. If any provision of this Agreement or the application of such provision to any Person or circumstance will be held invalid, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those to which it is held invalid will not be affected thereby.
     8.9 Additional Documents and Acts. Borrower shall execute and deliver such additional documents and instruments and shall perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated by this Agreement.
     8.10 Survival. All indemnities, rights, remedies, representations and warranties contained herein shall survive the expiration or termination of this Agreement, and no termination or expiration hereof shall relieve either party from liability for any breach of this Agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement to one another as of the date first above written.

LENDER:

Ronald Valenta

BORROWER:	GENERAL FINANCE CORPORATION

By:
Ronald Valenta, Chief Executive Officer

EXHIBIT A
REVOLVING LINE OF CREDIT NOTE
Not to Exceed $1,750,000 in Principal                                                                                                    , 2005
     For value received, the undersigned GENERAL FINANCE CORPORATION, a Delaware corporation (“Borrower”), promises to pay, in lawful money of the United States, to the order of RONALD VALENTA, together with his successors and assigns (“Holder”), at such address as Holder may direct, the principal sum of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000), or so much thereof as shall have been advanced and shall remain unpaid hereunder, together with interest from date of disbursement at the rate of 8% per annum (the “Interest Rate”). Interest shall be computed at the Interest Rate on the basis of the actual number of days during which the principal balance is outstanding, divided by 365, which shall, for interest computation purposes, be considered one year. Notwithstanding anything to the contrary expressed or implied herein, all payments made by Borrower hereunder (including, without limitation, any prepayments) shall be applied first to accrued but unpaid interest and second to the reduction of the principal due hereunder.
     This Note is delivered pursuant to, and is subject to all of the terms and conditions of, that certain Amended and Restated Revolving Line of Credit Agreement dated November 9, 2005 (as from time to time amended, the “Loan Agreement”) between Borrower and Ronald Valenta. Unless otherwise defined in this Note, capitalized terms used in this Note shall have the meanings ascribed to them in the Loan Agreement, and in the event of any conflict between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall govern.
9. Maturity. This Note shall mature and become due and payable upon the first to occur of the following:
     9.1 upon the occurrence of a Business Combination;
     9.2 upon declaration of Holder upon the occurrence of an Event of Default, as provided in Section 7.2 of the Loan Agreement;
     9.3 upon the second anniversary of the effective date of the Registration Statement;
     9.4 upon the adoption of a resolution by the Board of Directors of Borrower authorizing or approving the dissolution and/or liquidation of Borrower; or
     9.5 upon demand of Holder at any time prior to the effectiveness of the Registration Statement.
10. Prepayment. This Note may be repaid in whole or in part at any time without penalty or premium.
11. Event of Default. Should an Event of Default (as defined in the Loan Agreement) occur, Lender shall have the rights set forth in Section 7 of the Loan Agreement.

12. Borrower’s Acknowledgement. Borrower acknowledges that Holder is extending the credit contemplated hereby solely as an accommodation to Borrower, and is willing to do so in reliance upon Borrower’s monetary and non-monetary covenants contained herein and in the Loan Agreement.
13. Holder’s Acknowledgement. The Holder acknowledges and agrees that, as specified in Section 5 of the Loan Agreement, the Holder has limited recourse against Borrower for repayment of any and all amounts due and owing under this Note.
14. Miscellaneous. If this Note (or any payment due hereunder) is not paid when due, Borrower promises to pay all costs and expenses of collection and reasonable attorneys’ fees incurred by the Holder hereof on account of such collection, plus interest at the rate applicable to principal, whether or not suit is filed hereon. Borrower consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity, consents to the acceptance, release or substitution of security for this Note, and waives demand and protest. The indebtedness evidenced hereby shall be payable in lawful money of the United States. In any action brought under or arising out of this Note, Borrower, including successor(s) or assign(s), hereby consents to the application of California law, to the jurisdiction of any competent court within the State of California, and to service of process by any means authorized by California law. No single or partial exercise of any power hereunder, or under any other Loan Document in connection herewith, shall preclude other or further exercises thereof or the exercise of any other such power.
     IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.

GENERAL FINANCE CORPORATION

By
Ronald Valenta, Chief Executive Officer

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